Exhibit 3.9
CERTIFICATE OF AMENDMENT
of
CERTTFICATE OF FORMATION
of
UCI GP LP LLC
a Delaware Limited liability company
(to be renamed EXH GP LP LLC
     The undersigned, as an authorized person of UCI GP LP LLC (the “Company”), a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, hereby certifies that:
1.	The name of the Company is UCI GP LP LLC.

2.	The amendment to the Certificate of Formation effected by this Certificate of Amendment changes the name of the Company to EXH GP LP LLC.

3.	The Certificate of Formation is hereby amended by deleting the first article thereof and replacing in lieu thereof a new first article reading in its entirety as follows:

“1. Name. The name of the Company is: EXH GP LP LLC”
     IN WITNESS WHEREOF, the Company has caused this certificate to be executed effective on the 1 day of October 2007.

UCI GP LP LLC
By:	/S/ PAMELA JASINSKI
Pamela Jasinski, Manager

CERTIFICATE OF FORMATION
OF
UCI GP LP LLC
     This Certificate of Formation, dated October 3, 2006, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
     1. Name. The name of the Company is:
  UCI GP LP LLC
     2. Registered Office; Registered Agent. The address o f the registered office required to be maintained by Section 8-104 of the Act is:
  Corporation Trust Center
  1209 Orange Street
  Wilmington, Delaware 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
  The Corporation Trust Company
   Corporation Trust Center
  1209 Orange Street
  Wilmington, Delaware 19801
     EXECUTED as of the date written first above.

By:	/S/ J. MICHAEL ANDERSON
J. Michael Anderson
Authorized Person